SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) - November 20, 2001

MELLON FINANCIAL CORPORATION
(Exact name of registrant as specified in charter)

Pennsylvania (State or other jurisdiction of incorporation)	1-7410 (Commission File Number)	25-1233834 (I.R.S. Employer Identification No.)

	One Mellon Center 500 Grant Street Pittsburgh, Pennsylvania (Address of principal executive offices)	15258 (Zip code)

Registrant's telephone number, including area code - (412) 234-5000

ITEM 5.	OTHER EVENTS

By press release dated November 20, 2001, Mellon Financial Corporation (the "Corporation") announced that its board of directors authorized a new repurchase program covering 25 million shares of the Corporation's common stock. The new program will take effect following the completion of an existing 25 million share repurchase program approved in May 2001, which is expected to be completed by the end of 2001.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

99.1	Mellon Financial Corporation Press Release, dated November 20, 2001, announcing the matter referenced in Item 5 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MELLON FINANCIAL CORPORATION

Date: November 21, 2001	By: /s/ STEVEN G. ELLIOTT
Steven G. Elliott
Senior Vice Chairman &
Chief Financial Officer

EXHIBIT INDEX

Number	Description	Method of Filing
99.1	Press Release dated November 20, 2001	Filed herewith